3

(dollar amounts in thousands except per share amounts)                           Three Months Ended
                                                                        ------------------------------------
                                                                         March 31, 1998    March 31, 1997
                                                                        ----------------- ------------------
Basic income per common share computation:
   Income available to common shareholders
      from continuing operations                                           $      22,097      $      14,751
                                                                        ----------------- ------------------
   Income available to common shareholders
       from discontinued operations                                        $      10,479      $       6,711
                                                                        ----------------- ------------------
   Average common shares outstanding                                             105,268            100,550
                                                                        ================= ==================
   Basic income per common share from continuing
      operations                                                           $        0.21      $        0.15
                                                                        ================= ==================
   Basic income per common share from discontinued
      operations                                                           $        0.10      $        0.07
                                                                        ================= ==================
  Basic net income per common share                                        $        0.31      $        0.22
                                                                        ================= ==================

Diluted income per common share computation:

   Income available to common shareholders from continuing
      operations                                                           $      22,097      $      14,751
   Interest paid on convertible debt, net of tax benefit                             928                928
   Income available to common shareholders and
      assumed conversions from continuing operations                       $      23,025      $      15,679
                                                                        ----------------- ------------------
   Average common shares outstanding                                             105,268            100,550
   Incremental shares from assumed conversions:
      Convertible debt                                                             7,599              7,599
      Stock options                                                                4,136              3,328
                                                                        ----------------- ------------------
Diluted average common shares outstanding                                        117,003            111,477
                                                                        ================= ==================
Diluted income per common share from continuing
   operations                                                              $        0.20     $         0.14
                                                                        ================= ==================
Diluted income per common share from discontinued
   operations                                                              $        0.09     $         0.06
                                                                        ================= ==================
Diluted net income per common share                                        $        0.29     $         0.20
                                                                        ================= ==================